Exhibit 99.1

Datadog Announces Third Quarter 2025 Financial Results

November 6, 2025

Third quarter revenue grew 28% year-over-year to $886 million
Robust growth of larger customers, with about 4,060 $100k+ ARR customers, up from about 3,490 a year ago
Reached a milestone of over 1,000 integrations on the Datadog unified platform
NEW YORK-- Datadog, Inc. (NASDAQ:DDOG), the monitoring and security platform for cloud applications, today announced financial results for its third quarter ended September 30, 2025.
"Datadog had a strong third quarter, with 28% year-over-year revenue growth, $251 million in operating cash flow, and $214 million in free cash flow," said Olivier Pomel, co-founder and CEO of Datadog.
Pomel added, "The Datadog R&D team is innovating rapidly to help our customers solve problems in the AI space. Recent announcements include our full stack of AI Observability and Security products, Bits AI Agents for SRE, Developers, and Security, Datadog MCP Server, and our time-series foundation model TOTO."
Third Quarter 2025 Financial Highlights:
•Revenue was $886 million, an increase of 28% year-over-year.
•GAAP operating loss was $(6) million; GAAP operating margin was (1)%.
•Non-GAAP operating income was $207 million; non-GAAP operating margin was 23%.
•GAAP net income per diluted share was $0.10; non-GAAP net income per diluted share was $0.55.
•Operating cash flow was $251 million, with free cash flow of $214 million.
•Cash, cash equivalents, and marketable securities were $4.1 billion as of September 30, 2025.
Third Quarter & Recent Business Highlights:
•As of September 30, 2025, we had about 4,060 customers with ARR of $100,000 or more, an increase of 16% from about 3,490 as of September 30, 2024.
•Named a leader in the 2025 Gartner® Magic Quadrant™ for Digital Experience Monitoring, marking the second consecutive year Datadog has been recognized as a Leader. Datadog was positioned the highest for Ability to Execute, reflecting the strength of its DEM suite—including Synthetic Monitoring,

Real User Monitoring (RUM), Product Analytics, Session Replay, and Error Tracking—and its continued innovation following the acquisition of Eppo to help customers enhance digital experiences.

•Expanded support for Oracle Cloud Infrastructure (OCI), including new integrations for GPU Monitoring, Cloud Cost Management, and Cloud SIEM to help teams gain full-stack visibility and security across OCI environments, including AI and machine learning applications.

•Published the 2025 State of Cloud Security Report, which found that newer strategies—such as data perimeters and centrally managed multi-account environments—are growing in popularity among organizations seeking to strengthen cloud security.

•Reached 1,000 integrations on Datadog’s unified platform, underscoring the company’s leadership in observability and its ability to support AI, cloud, security, and emerging technologies.

•Appointed Ami Vora to Datadog’s Board of Directors. Vora brings over 20 years of experience leading product and design teams for widely used global products, including at Faire, WhatsApp, Meta, and Microsoft.

•Announced that Datadog for Government is now ‘In Process’ for GovRAMP High Authorization, reinforcing its commitment to delivering secure, scalable observability for the public sector and supporting the stringent cybersecurity requirements of state, local, and educational institutions.

Fourth Quarter and Full Year 2025 Outlook:
Based on information as of today, November 6, 2025, Datadog is providing the following guidance:
•Fourth Quarter 2025 Outlook:
◦Revenue between $912 million and $916 million.
◦Non-GAAP operating income between $216 million and $220 million.
◦Non-GAAP net income per share between $0.54 and $0.56, assuming approximately 367 million weighted average diluted shares outstanding.
•Full Year 2025 Outlook:
◦Revenue between $3.386 billion and $3.390 billion.
◦Non-GAAP operating income between $754 million and $758 million.
◦Non-GAAP net income per share between $2.00 and $2.02, assuming approximately 364 million weighted average diluted shares outstanding.

Datadog has not reconciled its expectations as to non-GAAP operating income, or as to non-GAAP net income per share, to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation and employer payroll taxes on equity incentive plans. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to Datadog’s results computed in accordance with GAAP.
Conference Call Details:
•What: Datadog financial results for the third quarter of 2025 and outlook for the fourth quarter and the full year 2025
•When: November 6, 2025 at 8:00 A.M. Eastern Time (5:00 A.M. Pacific Time)
•Dial in: To access the call in the U.S., please register here. Callers are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.
•Webcast: https://investors.datadoghq.com (live and replay)
•Replay: A replay of the call will be archived on the investor relations website
About Datadog
Datadog is the observability and security platform for cloud applications. Our SaaS platform integrates and automates infrastructure monitoring, application performance monitoring, log management, user experience monitoring, cloud security and many other capabilities to provide unified, real-time observability and security for our customers' entire technology stack. Datadog is used by organizations of all sizes and across a wide range of industries to enable digital transformation and cloud migration, drive collaboration among development, operations, security and business teams, accelerate time to market for applications, reduce time to problem resolution, secure applications and infrastructure, understand user behavior, and track key business metrics.
Forward-Looking Statements
This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Datadog’s strategy, product and platform capabilities, the growth in and ability to capitalize on long-term market opportunities including the pace and scope of cloud migration and digital transformation, gross margins and operating margins including with respect to third-party cloud infrastructure hosting costs, sales and marketing, research and development expenses, net interest and other income, cash taxes, investments and capital expenditures, and Datadog’s future financial performance, including its outlook for the fourth quarter and the full year 2025 and related notes and assumptions. These forward-looking statements are based on Datadog’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Datadog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to (1) our recent rapid growth may not be indicative of our future growth; (2) our history of operating losses; (3) our limited operating history; (4) our dependence on existing customers purchasing additional subscriptions and products from us and renewing their subscriptions; (5) our ability to attract new customers; (6) our ability to effectively develop and expand our sales and marketing capabilities; (7) risk of a security breach; (8) risk of interruptions or performance problems associated with our products and platform capabilities; (9) our ability to adapt and respond to rapidly changing technology or customer needs; (10) the competitive markets in which we participate; (11) risks associated with successfully managing our growth; and (12) general market, political, economic, and business conditions including concerns about trade policies, tariffs, reduced economic growth and associated decreases in information technology spending. These risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (SEC), including in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 8, 2025. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 and other filings and reports that we may file from time to time with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.

About Non-GAAP Financial Measures
Datadog discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing and general and administrative), non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, non-GAAP net income (loss) per basic share, free cash flow and free cash flow margin. Datadog uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Datadog’s financial performance. Datadog believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. Datadog’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Datadog’s reported financial results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
Datadog defines non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing and general and administrative), non-GAAP operating income (loss), non-GAAP operating margin and non-GAAP net income (loss) as the respective GAAP balances, adjusted for, as applicable: (1) stock-based compensation expense; (2) the amortization of acquired intangibles; (3) employer payroll taxes on employee stock transactions; (4) M&A transaction costs; (5) amortization of issuance costs; and (6) an assumed provision for income taxes based on our long-term projected tax rate. Non-GAAP financial measures prior to April 1, 2025 have not been adjusted for M&A transaction costs, as such costs were not material to our results of operations in such prior periods. Our estimated long-term projected tax rate is subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in Datadog's geographic earnings mix, or other changes to our strategy or business operations. We will re-evaluate our long-term projected tax rate as appropriate. Datadog defines free cash flow as net cash provided by operating activities, minus capital expenditures and minus capitalized software development costs, if any. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing Datadog’s operating performance due to the following factors:
Stock-based compensation. Datadog utilizes stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.
Amortization of acquired intangibles. Datadog views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of acquired intangibles is an expense that is not typically affected by operations during any particular period.
Employer payroll taxes on employee stock transactions. Datadog excludes employer payroll tax expense on equity incentive plans as these expenses are tied to the exercise or vesting of underlying equity awards and the price of Datadog’s common stock at the time of vesting or exercise. As a result, these taxes may vary in any particular period independent of the financial and operating performance of Datadog’s business.
M&A transaction costs. Datadog views acquisition-related expenses, such as transaction costs, as costs that are not necessarily reflective of operational performance during a period. In particular, Datadog believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.
Amortization of issuance costs. In June 2020 and December 2024, Datadog issued $747.5 million of 0.125% convertible senior notes due 2025 and $1.0 billion of 0% convertible senior notes due 2029, respectively. Debt issuance costs, which reduce the carrying value of the convertible debt instrument, are amortized as interest expense over the term. The expense for the amortization of debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.
Additionally, Datadog’s management believes that the non-GAAP financial measure free cash flow is meaningful to investors because it is a measure of liquidity that provides useful information in understanding and evaluating the strength of our liquidity and future ability to generate cash that can be used for strategic opportunities or investing in our business. Free cash flow represents net cash provided by operating activities, reduced by capital expenditures and capitalized software development costs, if any. The reduction of capital expenditures and amounts capitalized for software development facilitates comparisons of Datadog's liquidity on a period-to-period basis and excludes items that management does not consider to be indicative of our liquidity.
Operating Metrics

Datadog’s number of customers with ARR of $100,000 or more is based on the ARR of each customer, as of the last month of the quarter.
We define the number of customers as the number of accounts with a unique account identifier for which we have an active subscription in the period indicated. Users of our free trials or tier are not included in our customer count. A single organization with multiple divisions, segments or subsidiaries is generally counted as a single customer. However, in some cases where they have separate billing terms, we may count separate divisions, segments or subsidiaries as multiple customers.
We define ARR as the annualized revenue run-rate of subscription agreements from all customers at a point in time. We calculate ARR by taking the monthly recurring revenue, or MRR, and multiplying it by 12. MRR for each month is calculated by aggregating, for all customers during that month, monthly revenue from committed contractual amounts, additional usage, usage from subscriptions for a committed contractual amount of usage that is delivered as used, and monthly subscriptions. ARR and MRR should be viewed independently of revenue, and do not represent our revenue under GAAP on a monthly or annualized basis, as they are operating metrics that can be impacted by contract start and end dates and renewal rates. ARR and MRR are not intended to be replacements or forecasts of revenue.

Datadog, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$885,651	$690,016	$2,473,964	$1,946,548
Cost of revenue (1)(2)(3)	176,457	137,756	500,063	371,353
Gross profit	709,194	552,260	1,973,901	1,575,195
Operating expenses:
Research and development (1)(3)	401,982	291,802	1,130,525	836,389
Sales and marketing (1)(2)(3)	238,729	187,772	692,046	548,658
General and administrative (1)(3)(4)	74,292	52,408	205,059	145,256
Total operating expenses	715,003	531,982	2,027,630	1,530,303
Operating (loss) income	(5,809)	20,278	(53,729)	44,892
Other income:
Interest expense (5)	(2,421)	(1,574)	(8,459)	(4,425)
Interest income and other income, net	43,897	37,432	135,739	109,647
Other income, net	41,476	35,858	127,280	105,222
Income before provision for income taxes	35,667	56,136	73,551	150,114
Provision for income taxes	1,782	4,439	12,377	11,962
Net income	$33,885	$51,697	$61,174	$138,152
Net income per share - basic	$0.10	$0.15	$0.18	$0.41
Net income per share - diluted	$0.10	$0.14	$0.18	$0.39
Weighted average shares used in calculating net income per share:
Basic	348,645	337,562	346,012	334,779
Diluted	362,001	357,635	361,905	357,331

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$8,038	$6,249	$21,472	$18,169
Research and development	124,288	90,507	342,468	266,025
Sales and marketing	41,463	30,749	113,030	88,481
General and administrative	26,769	14,685	68,315	39,200
Total	$200,558	$142,190	$545,285	$411,875

(2) Includes amortization of acquired intangibles as follows:
Cost of revenue	$1,451	$1,230	$3,863	$4,538
Sales and marketing	277	208	668	618
Total	$1,728	$1,438	$4,531	$5,156

(3) Includes employer payroll taxes on employee stock transactions as follows:
Cost of revenue	$169	$118	$520	$378
Research and development	8,177	6,316	29,578	23,724
Sales and marketing	1,480	1,060	4,409	3,821
General and administrative	1,061	1,621	6,010	5,199
Total	$10,887	$9,115	$40,517	$33,122

(4) Includes M&A transaction costs as follows:
General and administrative	$—	$—	$1,373	$—
Total	$—	$—	$1,373	$—

(5) Includes amortization of issuance costs as follows:
Interest expense	$1,046	$912	$4,556	$2,672
Total	$1,046	$912	$4,556	$2,672

Datadog, Inc.
Condensed Consolidated Balance Sheets
(In thousands; unaudited)

	September 30, 2025	December 31, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$540,602	$1,246,983
Marketable securities	3,599,737	2,942,076
Accounts receivable, net of allowance for credit losses of $18,150 and $16,302 as of September 30, 2025 and December 31, 2024, respectively	549,648	598,919
Deferred contract costs, current	67,201	56,095
Prepaid expenses and other current assets	80,917	67,042
Total current assets	4,838,105	4,911,115
Property and equipment, net	307,609	226,970
Operating lease assets	218,682	172,512
Goodwill	530,043	360,381
Intangible assets, net	16,810	3,711
Deferred contract costs, non-current	105,943	86,573
Other assets	35,278	24,077
TOTAL ASSETS	$6,052,470	$5,785,339
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$135,243	$107,731
Accrued expenses and other current liabilities	175,198	127,136
Operating lease liabilities, current	35,989	31,970
Convertible senior notes, net, current	—	634,023
Deferred revenue, current	974,264	961,853
Total current liabilities	1,320,694	1,862,713
Operating lease liabilities, non-current	260,926	196,905
Convertible senior notes, net, non-current	982,402	979,282
Deferred revenue, non-current	29,028	22,693
Other liabilities	20,302	9,383
Total liabilities	2,613,352	3,070,976
STOCKHOLDERS' EQUITY:
Common stock	3	3
Additional paid-in capital	3,335,703	2,689,013
Accumulated other comprehensive income (loss)	12,190	(4,701)
Retained earnings	91,222	30,048
Total stockholders’ equity	3,439,118	2,714,363
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,052,470	$5,785,339

Datadog, Inc.
Condensed Consolidated Statements of Cash Flow
(In thousands; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$33,885	$51,697	$61,174	$138,152
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,048	13,892	39,125	39,227
Accretion of discounts on marketable securities	(10,855)	(12,844)	(32,152)	(39,539)
Amortization of issuance costs	1,046	912	4,556	2,672
Amortization of deferred contract costs	17,231	13,474	48,061	37,768
Stock-based compensation, net of amounts capitalized	200,558	142,190	545,285	411,875
Non-cash lease expense	9,060	6,670	26,450	20,261
Allowance for credit losses on accounts receivable	3,967	3,800	12,382	10,374
Loss on disposal of property and equipment	1,314	9	2,146	352
Changes in operating assets and liabilities:
Accounts receivable, net	50,559	42,428	38,887	11,842
Deferred contract costs	(32,718)	(19,153)	(78,538)	(51,323)
Prepaid expenses and other current assets	(13,116)	(1,630)	(12,036)	(10,073)
Other assets	(162)	1,465	(3,200)	3,636
Accounts payable	(61,341)	(22,994)	24,299	8,576
Accrued expenses and other liabilities	30,010	10,147	32,408	(5,709)
Deferred revenue	6,984	(1,382)	14,219	27,284
Net cash provided by operating activities	251,470	228,681	723,066	605,375
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(795,593)	(905,632)	(2,517,372)	(2,145,933)
Maturities of marketable securities	631,163	624,402	1,884,273	1,590,387
Proceeds from sale of marketable securities	(11)	(40)	13,125	(32)
Purchases of property and equipment	(16,786)	(8,385)	(40,686)	(26,958)
Capitalized software development costs	(20,732)	(16,692)	(58,684)	(44,286)
Cash paid for acquisition of businesses; net of cash acquired	(192)	(210)	(117,282)	(654)
Net cash used in investing activities	(202,151)	(306,557)	(836,626)	(627,476)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	1,271	1,257	4,629	5,201
Proceeds for issuance of common stock under the employee stock purchase plan	—	—	28,578	22,507
Proceeds from issuance of 2029 Convertible Senior Notes, net of issuance costs	—	—	(190)	—
Repayments of 2025 Convertible Senior Notes	—	(24)	(635,547)	(49)
Net cash provided by (used in) financing activities	1,271	1,233	(602,530)	27,659

Effect of exchange rate changes on cash and cash equivalents	982	3,098	9,709	1,521

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	51,572	(73,545)	(706,381)	7,079
CASH AND CASH EQUIVALENTS—Beginning of period	489,030	410,963	1,246,983	330,339
CASH AND CASH EQUIVALENTS—End of period	$540,602	$337,418	$540,602	$337,418

Datadog, Inc.
Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Reconciliation of gross profit and gross margin
GAAP gross profit	$709,194	$552,260	$1,973,901	$1,575,195
Plus: Stock-based compensation expense	8,038	6,249	21,472	18,169
Plus: Amortization of acquired intangibles	1,451	1,230	3,863	4,538
Plus: Employer payroll taxes on employee stock transactions	169	118	520	378
Non-GAAP gross profit	$718,852	$559,857	$1,999,756	$1,598,280
GAAP gross margin	80%	80%	80%	81%
Non-GAAP gross margin	81%	81%	81%	82%

Reconciliation of operating expenses
GAAP research and development	$401,982	$291,802	$1,130,525	$836,389
Less: Stock-based compensation expense	(124,288)	(90,507)	(342,468)	(266,025)
Less: Employer payroll taxes on employee stock transactions	(8,177)	(6,316)	(29,578)	(23,724)
Non-GAAP research and development	$269,517	$194,979	$758,479	$546,640

GAAP sales and marketing	$238,729	$187,772	$692,046	$548,658
Less: Stock-based compensation expense	(41,463)	(30,749)	(113,030)	(88,481)
Less: Amortization of acquired intangibles	(277)	(208)	(668)	(618)
Less: Employer payroll taxes on employee stock transactions	(1,480)	(1,060)	(4,409)	(3,821)
Non-GAAP sales and marketing	$195,509	$155,755	$573,939	$455,738

GAAP general and administrative	$74,292	$52,408	$205,059	$145,256
Less: Stock-based compensation expense	(26,769)	(14,685)	(68,315)	(39,200)
Less: Employer payroll taxes on employee stock transactions	(1,061)	(1,621)	(6,010)	(5,199)
Less: M&A transaction costs (1)	—	—	(1,373)	—
Non-GAAP general and administrative	$46,462	$36,102	$129,361	$100,857

Reconciliation of operating (loss) income and operating margin
GAAP operating (loss) income	$(5,809)	$20,278	$(53,729)	$44,892
Plus: Stock-based compensation expense	200,558	142,190	545,285	411,875
Plus: Amortization of acquired intangibles	1,728	1,438	4,531	5,156
Plus: Employer payroll taxes on employee stock transactions	10,887	9,115	40,517	33,122
Plus: M&A transaction costs (1)	—	—	1,373	—
Non-GAAP operating income	$207,364	$173,021	$537,977	$495,045
GAAP operating margin	(1)%	3%	(2)%	2%
Non-GAAP operating margin	23%	25%	22%	25%

1)The nine months ended September 30, 2025 are adjusted for M&A transaction costs, and these adjustments are applied prospectively, as these costs were not material to the consolidated results of operations in the prior periods.

Datadog, Inc.
Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Reconciliation of net income
GAAP net income	$33,885	$51,697	$61,174	$138,152
Plus: Stock-based compensation expense	200,558	142,190	545,285	411,875
Plus: Amortization of acquired intangibles	1,728	1,438	4,531	5,156
Plus: Employer payroll taxes on employee stock transactions	10,887	9,115	40,517	33,122
Plus: M&A transaction costs (1)	—	—	1,373	—
Plus: Amortization of issuance costs	1,046	912	4,556	2,672
Non-GAAP net income before non-GAAP tax adjustments	$248,104	$205,352	$657,436	$590,977
Income tax effects and adjustments (2)	50,694	39,617	128,283	114,655
Non-GAAP net income after non-GAAP tax adjustments	$197,410	$165,735	$529,153	$476,322
Net income per share before non-GAAP tax adjustments - basic	$0.71	$0.61	$1.90	$1.77
Net income per share before non-GAAP tax adjustments - diluted	$0.69	$0.57	$1.82	$1.65

Net income per share after non-GAAP tax adjustments - basic	$0.57	$0.49	$1.53	$1.42
Net income per share after non-GAAP tax adjustments - diluted	$0.55	$0.46	$1.46	$1.33

Shares used in non-GAAP net income per share calculations:
Basic	348,645	337,562	346,012	334,779
Diluted	362,001	357,635	361,905	357,331

1)The nine months ended September 30, 2025 are adjusted for M&A transaction costs, and these adjustments are applied prospectively, as these costs were not material to the consolidated results of operations in the prior periods.
2)Non-GAAP financial information for the periods shown are adjusted for an assumed provision for income taxes based on our long-term projected tax rate of 21%. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

Datadog, Inc.
Reconciliation of GAAP Cash Flow from Operating Activities to Free Cash Flow
(In thousands; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$251,470	$228,681	$723,066	$605,375
Less: Purchases of property and equipment	(16,786)	(8,385)	(40,686)	(26,958)
Less: Capitalized software development costs	(20,732)	(16,692)	(58,684)	(44,286)
Free cash flow	$213,952	$203,604	$623,696	$534,131
Free cash flow margin	24%	30%	25%	27%

Contact Information
Yuka Broderick
Datadog Investor Relations
IR@datadoghq.com

Dan Haggerty
Datadog Public Relations
Press@datadoghq.com

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